Exhibit 99.4

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                               Ford Motor Company

                          FIRST QUARTER 2002 DATA SHEET
                          -----------------------------
                             2002 Compared with 2001


                                                                         -------------
                                                                            2002                      2001
                                                          4th Qtr        -------------     ---------------------------
                                                           2001            1st Qtr           1st Qtr      Full Year
                                                        ------------     -------------     ------------  -------------
Market Share Data (%)
  U.S.
  ---
    Car                                                    17.8%            16.1%             17.7%         17.7%
    Truck                                                  27.0%            24.9%             27.4%         27.4%
       Total                                               22.8%            20.7%             22.6%         22.8%

  Europe
  ------
    Car                                                    10.3%            11.7%             11.4%         11.0%
     Truck                                                  8.1%              8.4%             9.1%           8.6%
       Total                                               10.2%            11.3%             11.1%         10.7%

U.S. Total Marketing Costs (Ford/LM)
 -- Variable and Fixed
 (% of Gross Revenue)                                      16.7%            15.7%             12.2%         14.7%

U.S. Sales Mix (Ford/LM)
  Fleet Sales (% of Total)                                 21%              28%               30%           25%
  Red Carpet Lease (% of Total)                             7%               14%               18%           15%
  Red Carpet Lease (% of Retail)                            9%               19%               26%           20%

U.S. Inventory (Days' Supply)
  Car                                                      63                59               59             63
  Truck                                                    59                66               75             59
    Average                                                60                64               69             60

Avg. Portfolio Borrowing Rate
  Ford Credit (%)                                           5.6%             5.4%              6.5%          6.1%

Worldwide Taxes
  Effective Tax Rate                                       32.5%            32.5%      a/     32.5%         32.5%

Common and Class B
 Shares Outstanding (Mils.)
    Average - actual                                        1,810             1,807         1,840             1,820
    Average - assuming full dilution                        1,806             1,805         1,868             1,810
    Period ended - actual                                   1,809             1,806         1,830             1,809

Common Stock price (per share)
    High                                                   $18.94            $17.29           $31.37         $31.46
    Low                                                     14.93             13.90            23.75          14.93

Cash Dividends (per share)                                  $0.15             $0.10            $0.30          $1.05
                                                                         -------------


a/ Includes dividends from Ford Motor Capital Trust
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